EXHIBIT 99.1

Northern Technologies International Corporation Reports Increased Sales and Earnings for First Quarter Fiscal 2015

MINNEAPOLIS, Minn., Jan. 7, 2015 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for the first quarter of fiscal 2015. Highlights of NTIC's financial and operating results include:

  Sales of ZERUST® industrial products increased 7.4% to $5,002,775 during the first quarter of fiscal 2015 compared to $4,656,839 during the same period in fiscal 2014 due to increased demand from existing customers and the addition of new customers for both new and traditional product offerings.
  Sales of ZERUST® Oil & Gas products and services increased 28.6% to $502,192 during the first quarter of fiscal 2015 compared to $390,610 during the same period in fiscal 2014 due to the addition of new customers.
  Sales of Natur-Tec® products increased 74.3% to $976,024 during the first quarter of fiscal 2015 compared to $560,087 during the same period in fiscal 2014 split between an increase in finished product sales in North America and finished product sales through Natur-Tec India, which did not exist during the same period in fiscal 2014.
  Joint venture operating income increased 5.7% to $3,740,353 during the first quarter of fiscal 2015 compared to $3,537,396 during the same period in fiscal 2014 despite a decrease in total net sales of NTIC's joint ventures of 1.8% to $29,120,852 compared to $29,661,218 for the three months ended November 30, 2013. This decrease in total net sales of NTIC's joint ventures was due primarily to the weakening of the Euro compared to the U.S. dollar and the sale of NTIC's ownership interest in Mütec GmbH, partially offset by increased demand.
  Net income attributable to NTIC increased 17.4% to $1,008,265, or $0.22 per diluted common share, for the three months ended November 30, 2014 compared to $858,586, or $0.19 per diluted common share, for the three months ended November 30, 2013.
  As recently announced, effective as of December 31, 2014, NTIC is selling its ZERUST® products and services in China through a newly formed wholly owned subsidiary, NTIC (Shanghai) Co., Ltd. (NTIC China), and has terminated its relationship with its former joint venture in China.

"We are pleased with the continued sales and earnings growth we experienced in our core businesses in the first quarter. However, we incurred added expenses over the past few months as a result of the start up of our new wholly owned subsidiary in China and the termination of our former joint venture in China," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "We remain cautiously optimistic about the overall global economy, and anticipate continued growth in all of our business units and particularly in China in the near future."

NTIC's consolidated net sales increased 14.3% during the three months ended November 30, 2014 compared to the three months ended November 30, 2013. This increase was primarily a result of increased demand for ZERUST® rust and corrosion inhibiting packaging products and services and Natur-Tec® products. During the three months ended November 30, 2014, 86.5% of NTIC's consolidated net sales were derived from sales of ZERUST® products and services, which increased 8.5% to $6,238,071 compared to $5,749,013 for the three months ended November 30, 2013. This increase was due to increased demand from both new and existing customers for new and existing products.

The following table sets forth NTIC's net sales by product category for the three months ended November 30, 2014 and 2013 by segment:

	Three Months Ended
	November 30, 2014	November 30, 2013	$ Change	% Change
Total ZERUST® sales	$ 6,238,071	$ 5,749,013	$ 489,058	8.5%
Total Natur-Tec® sales	976,024	560,087	415,937	74.3%
Total net sales	$ 7,214,095	$ 6,309,100	$ 904,995	14.3%

During the three months ended November 30, 2014, 86.5% of NTIC's consolidated net sales were derived from sales of ZERUST® products and services, which increased 8.5% to $6,238,071 during the three months ended November 30, 2014 compared to $5,749,013 during the same period in fiscal 2014.

The following table sets forth NTIC's net sales of ZERUST® products for the three months ended November 30, 2014 and 2013:

	Three Months Ended
	November 30, 2014	November 30, 2013	$ Change	% Change
ZERUST® industrial net sales	$ 5,002,775	$ 4,656,839	$ 345,936	7.4%
ZERUST® joint venture net sales	733,104	701,564	31,540	4.5%
ZERUST® oil & gas net sales	502,192	390,610	111,582	28.6%
Total ZERUST® net sales	$ 6,238,071	$ 5,749,013	$ 489,058	8.5%

Mr. Lynch added, "We have not experienced any impact of the rapid decline in global oil prices on our oil and gas operations at this time; however, it may force key industry participants to take a second look at their budgets for the coming year. As a consequence, if asset preservation takes precedence over asset expansion, then we expect the performance of our ZERUST® Oil & Gas team to be in line with our previous expectations. At the same time, our Natur-Tec® business has continued to grow according to plan in both the U.S. and India."

During the three months ended November 30, 2014, 13.5% of NTIC's consolidated net sales were derived from sales of Natur-Tec® products, which increased 74.3% to $976,024 during the three months ended November 30, 2014 compared to the three months ended November 30, 2013. This increase was split between an increase in finished product sales in North America and finished product sales through Natur-Tec India, which did not exist during the same period in fiscal 2014.

Cost of goods sold increased 15.6% for the three months ended November 30, 2014 compared to the three months ended November 30, 2013 primarily as a result of increased net sales. Cost of goods sold as a percentage of net sales increased to 66.6% for the three months ended November 30, 2014 compared to 65.9% for the three months ended November 30, 2013 primarily as a result of increased sales during the three months ended November 30, 2014 of Natur-Tec® products which carry lower margins than ZERUST® products.

NTIC's total operating expenses increased to $4,510,179 during the three months ended November 30, 2014 compared to $4,174,166 for the three months ended November 30, 2013. This increase was primarily the result of expenses related to the formation and establishment of NTIC China. NTIC incurred $225,000 of direct expenses during the three months ended November 30, 2014 related to the termination of its previous joint venture in China and the formation of NTIC China. Such expenses consisted primarily of legal expenses and personnel expenses associated with the establishment of the subsidiary, the hiring of new personnel and initial operations.

NTIC incurred $1,049,913 and $1,138,520 of expense during the three months ended November 30, 2014 and 2013, respectively, in connection with its research and development activities. These represent net amounts after being reduced by reimbursements related to certain research and development contracts of $0 and $45,788 during the three months ended November 30, 2014 and 2013, respectively.

Net income attributable to NTIC increased 17.4% to $1,008,265, or $0.22 per diluted common share, for the three months ended November 30, 2014 compared to $858,586, or $0.19 per diluted common share, for the three months ended November 30, 2013. This increase was primarily the result of an increase in gross profit and an increase in income from joint venture operations.

NTIC's working capital was $17,057,330 at November 30, 2014, including $2,598,739 in cash and cash equivalents and $4,024,599 in available for sale securities, compared to $17,853,311 at August 31, 2014, including $2,477,017 in cash and cash equivalents and $5,519,766 in available for sale securities.

Outlook

For the fiscal year ending August 31, 2015, NTIC expects its net sales to be significantly higher than its previously estimated range of $32 to $34 million due to the anticipated future consolidation of NTIC China beginning in the second quarter of fiscal 2015; however, NTIC is unable at this time to provide more specific guidance as to how much higher due to the uncertainties involved in connection with the termination of NTIC's former joint venture in China and the formation and establishment of NTIC China. NTIC anticipates that it will be in a position to update its net sales guidance after its second quarter of fiscal 2015. NTIC continues to expect net income of between $5.4 to $5.7 million, or between $1.20 and $1.26 per diluted share, but anticipates updating this guidance as well after its second quarter of fiscal 2015.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of fiscal 2015 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 45109563.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its financial guidance for fiscal 2015, NTIC's anticipated continued strong growth in its business units and China, the effect of declining global oil prices on sales of NTIC's oil and gas products and other statements that can be identified by words such as "believes," "continues," "expects," "anticipates," "intends," "potential," "outlook," "will," "may,""would," "should," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effect on NTIC's business and operating results of NTIC's decision to terminate its former joint venture in China and sell its products and services directly in China; the ability of NTIC China to achieve significant sales; NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; NTIC's dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC's other joint ventures on NTIC's business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC's quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; potential litigation; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q anticipated to be filed during the next couple of days. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2014 (UNAUDITED)
AND AUGUST 31, 2014 (AUDITED)
	November 30, 2014	August 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 2,598,739	$ 2,477,017
Available for sale securities	4,024,599	5,519,766
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $40,000 at November 30, 2014 and August 31, 2014, respectively	3,350,630	3,596,247
Trade joint ventures	552,714	951,286
Fees for services provided to joint ventures	2,769,231	2,612,899
Income taxes	139,606	762
Inventories	5,640,028	5,961,399
Prepaid expenses	755,454	411,226
Deferred income taxes	789,364	789,364
Total current assets	20,620,365	22,319,966

PROPERTY AND EQUIPMENT, NET	6,803,143	6,477,987

OTHER ASSETS:
Investments in joint ventures	23,302,301	22,961,989
Deferred income taxes	943,279	943,279
Patents and trademarks, net	1,228,181	1,197,700
Other	150,733	156,854
Total other assets	25,624,494	25,259,822
Total assets	$ 53,048,002	$ 54,057,775

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	2,139,655	2,225,029
Accrued liabilities:
Payroll and related benefits	1,032,766	1,847,246
Deferred joint venture royalties	288,000	288,000
Other	102,614	106,380
Total current liabilities	3,563,035	4,466,655

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,521,883 and 4,504,552, respectively	90,438	90,092
Additional paid-in capital	12,942,167	12,676,546
Retained earnings	33,741,565	32,733,300
Accumulated other comprehensive (loss) income	(951,151)	253,925
Stockholders' equity	45,823,019	45,753,863
Non-controlling interest	3,661,948	3,837,257
Total equity	49,484,967	49,591,120
Total liabilities and equity	$ 53,048,002	$ 54,057,775

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2014 AND 2013
	Three Months Ended
	November 30, 2014	November 30, 2013
NET SALES:
Net sales, excluding joint ventures	$ 6,480,991	$ 5,605,018
Net sales, to joint ventures	733,104	704,082
Total net sales	7,214,095	6,309,100

Cost of goods sold	4,806,611	4,158,031
Gross profit	2,407,484	2,151,069

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,606,683	1,427,748
Fees for services provided to joint ventures	2,133,670	2,109,648
Total joint venture operations	3,740,353	3,537,396

OPERATING EXPENSES:
Selling expenses	1,394,887	1,318,886
General and administrative expenses	1,538,262	1,387,496
Expenses incurred in support of joint ventures	527,117	329,264
Research and development expenses	1,049,913	1,138,520
Total operating expenses	4,510,179	4,174,166

OPERATING INCOME	1,637,658	1,514,299

INTEREST INCOME	15,127	1,789
INTEREST EXPENSE	(5,005)	(13,670)

INCOME BEFORE INCOME TAX EXPENSE	1,647,780	1,502,418

INCOME TAX EXPENSE	183,684	198,000

NET INCOME	1,464,096	1,304,418

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	455,831	445,832

NET INCOME ATTRIBUTABLE TO NTIC	$ 1,008,265	$ 858,586

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$ 0.22	$ 0.19
Diluted	$ 0.22	$ 0.19

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,518,973	4,434,770
Diluted	4,659,621	4,552,669
CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600